UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 24, 2017

The Finish Line, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3308 North Mitthoeffer Road Indianapolis, Indiana		46235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 317-899-1022

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Company entering into the Amendment and Transition Services Agreement (as both terms are defined below) set forth in Item 2.01 of this current report on Form 8-K is included by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 24, 2017, The Finish Line, Inc. (the “Company”) completed the sale of its JackRabbit division to affiliates of CriticalPoint Capital, LLC (collectively, “Buyers”) pursuant to the Membership Interest Purchase Agreement (the “Agreement”) previously disclosed in the Company’s current report on Form 8-K filed with the SEC on February 1, 2017. The transaction took the form of a sale by the Company of its entire membership interest in its affiliated company which owns JackRabbit, a payment of $8,300,000 to the affiliated company as part of pre-closing restructuring, and an additional $700,000 payment to Buyers on or before September 30, 2017, subject to customary working capital and other adjustments set forth in the Agreement. Buyers acquired all JackRabbit assets, inventory, leasehold interests, customary liabilities, intellectual property, and the JackRabbit trademark and name pursuant to the Agreement.

In connection with the completion of the transaction, the Company and Buyers entered into an Amendment to Membership Interest Purchase Agreement (the “Amendment”) on February 24, 2017. The Amendment amends the Agreement by modifying the post-closing working capital adjustment process, modifying the effective time of closing, addressing the replacement of existing letters of credit, and modifying the pre-closing and post-closing restructuring. In addition, pursuant to the Amendment, the Company and Buyers waived the condition to closing in the Agreement that Buyers have a third party asset based/working capital line of credit facility in place prior to the closing in the amount of $10,000,000 from a reputable financial institution. Other than as expressly modified pursuant to the Amendment, the Agreement, which was previously filed as Exhibit 2.1 to the current report on Form 8-K filed by the Company on February 1, 2017, remains in full force and effect as originally executed on January 26, 2017.

Additionally on February 24, 2017, in connection with the closing of the sale of JackRabbit division, the Company and Buyers entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which the Company will provide certain support and warehousing services to Buyers for a limited period of time after the closing on the terms and conditions set forth therein.

A copy of the Agreement is attached as Exhibit 2.1 to the current report on Form 8-K filed by the Company on February 1, 2017 and is incorporated by reference herein. The foregoing description of the Agreement is a summary and is qualified in its entirety by reference to the full Agreement. The representations, warranties, and covenants set forth in the Agreement (i) have been made only for the purposes of the Agreement and solely for the benefit of the parties thereto, (ii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and (iii) may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of any of the parties or any of their respective affiliated entities.  Moreover, information concerning the subject matter of the representations, warranties, and covenants set forth in the Agreement may have changed after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Furthermore, the above descriptions of the Amendment and the Transition Services Agreement are not complete and are qualified in their entirety by reference to copies of the full Amendment and Transition Services Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and are incorporated by reference herein.

The unaudited pro forma financial statements of the Company giving effect to the sale of the JackRabbit division are attached hereto as Exhibit 99.1 and incorporated herein by reference. The attachments include an unaudited pro forma condensed consolidated balance sheet as of November 26, 2016, unaudited pro forma consolidated statement of operations for the fiscal year ended February 27, 2016, and unaudited pro forma consolidated statement of operations for the thirty-nine weeks ended November 26, 2016, and present the Company’s results of operations as if the disposition of the JackRabbit division had been completed on the first day of the respective periods presented. This pro forma consolidated financial information is unaudited and subject to adjustment in future filings by the Company.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

An unaudited pro forma condensed consolidated balance sheet for the Company as of November 26, 2016, unaudited pro forma consolidated statement of operations of the Company for the fiscal year ended February 27, 2016, and unaudited pro forma consolidated statement of operations of the Company for the thirty-nine weeks ended November 26, 2016, giving effect to the disposition of the JackRabbit division, are attached hereto as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference herein.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Membership Interest Purchase Agreement, dated February 24, 2017
10.2
Transition Services Agreement between The Running Specialty Group Acquisitions 1, LLC and The Finish Line, Inc., The Finish Line USA, Inc., and The Finish Line Distribution, Inc., dated February 24, 2017

99.1	The Finish Line, Inc. Unaudited Pro Forma Condensed Consolidated Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: March 1, 2017	By:	/s/ Edward W. Wilhelm
	Name:	Edward W. Wilhelm
	Title:	Executive Vice President, Chief Financial Officer

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